EXHIBIT 77 K



NEWLY ENGAGED ACCOUNTANT


STATEMENT PURSUANT TO ITEM 4 OF FORM 8-K and

ITEM 304(a)(2) of REGULATION S-K


      The registrant has engaged the accounting firm set forth below as the principal accountant to audit the registrant's financial statements. The engagement was effective January 31, 2009.

                 Amper, Politziner & Mattia, LLP
                 2015 Lincoln Highway
                 Edison, N.J. 08818
                 (732) 287-1000